Exhibit 22.1



                        DIRECT AND INDIRECT SUBSIDIARIES
                        --------------------------------



                                                            Percentage
      Subsidiary                                            Ownership
      ----------------------------                          ----------

      Ovonic Battery Company, Inc.                              93.5%